UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Under Rule 14a-12

ALPHATEC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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ALPHATEC HOLDINGS, INC.

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

April 30, 2015

Dear Stockholder,

We cordially invite you to attend our 2015 Annual Meeting of Stockholders to be held at 2:00 p.m., Pacific Time, on June 25, 2015 at our corporate headquarters, which are located at 5818 El Camino Real, Carlsbad, CA 92008.

Details regarding the meeting, the business to be conducted at the meeting, and information about Alphatec Holdings, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, 11 persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015 and to approve the compensation of our Named Executive Officers, as disclosed in this proxy statement. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On May 11, 2015, we will begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2015 Annual Meeting of Stockholders and our 2014 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Alphatec Holdings, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

James M. Corbett
President and Chief Executive Officer

ALPHATEC HOLDINGS, INC.

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

April 30, 2015

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME: 2:00 p.m., PT

DATE: Thursday, June 25, 2015

PLACE: Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008

NOTICE IS HEREBY GIVEN that the annual meeting of Alphatec Holdings, Inc. will be held on June 25, 2015 (the “Annual Meeting”), for the following purposes:

1.	To elect 11 directors to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their earlier death or resignation;

2.	To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	To approve by an advisory vote, the compensation of our named executive officers, or the Named Executive Officers, as disclosed in this proxy statement; and

4.	To transact such other business as may be properly presented at the Annual Meeting and any adjournments or postponements thereof.

Only the stockholders of record of our common stock as of the close of business on April 29, 2015 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A total of 99,848,142 shares of our common stock were issued and outstanding as of that date. Each share of common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

At the Annual Meeting and for the ten-day period immediately prior to the Annual Meeting, the list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our corporate headquarters, which are located at 5818 El Camino Real, Carlsbad, CA 92008 for such purposes as are set forth in the General Corporation Law of the State of Delaware.

At least a majority of all issued and outstanding shares of common stock entitled to vote at a meeting is required to constitute a quorum for the conduct of business at the Annual Meeting. Accordingly, whether you plan to attend the Annual Meeting or not, we ask that you vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Ebun S. Garner, Esq.
General Counsel, SVP and Corporate Secretary

ALPHATEC HOLDINGS, INC.

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

PROXY STATEMENT FOR THE ALPHATEC HOLDINGS, INC.

2015 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying notice of 2015 Annual Meeting of Stockholders, contains information about the 2015 annual meeting of stockholders of Alphatec Holdings, Inc. (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 2:00 p.m., Pacific Time, on Thursday, June 25, 2015, at our corporate headquarters, which are located at 5818 El Camino Real, Carlsbad, CA 92008.

In this proxy statement, we refer to Alphatec Holdings, Inc. as “Alphatec Holdings,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about May 11, 2015, we will begin sending the Important Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 25, 2015.

This proxy statement and our Annual Report are available for viewing, printing and downloading at https://materials.proxyvote.com/02081G. To view these materials, please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2014 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financial Information” section of the “Investor Relations” section of our website at www.alphatecspine.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008, Attention: Michael O’Neill, Chief Financial Officer, Vice President and Treasurer. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of Alphatec Holdings, Inc. is soliciting your proxy to vote at the Annual Meeting to be held at our corporate headquarters, located at 5818 El Camino Real, Carlsbad, CA 92008 on June 25, 2015, at 2:00 p.m., Pacific Time, and any adjournments of the meeting. The proxy statement along with the accompanying Notice of 2015 Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know in order to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended

December 31, 2014 because you owned shares of Alphatec Holdings, Inc. common stock on the record date. The Company intends to commence distribution of the Important Notice Regarding the Availability of Proxy Materials , which we refer to throughout this proxy statement as the Notice, and, if applicable, the proxy materials to stockholders on or about May 11, 2015.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 29, 2015 are entitled to vote at the Annual Meeting. On this record date, there were 99,848,142 shares of Alphatec Holdings, Inc. common stock outstanding and entitled to vote. Alphatec Holdings, Inc. common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to both of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare, Inc. (“Computershare”), 480 Washington Ave., Jersey City, NJ 07310, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendation of our Board of Directors as noted below.

•	In person at the meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 24, 2015.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the meeting, you should contact the broker or agent to obtain a legal proxy or broker’s proxy card and bring it with you to the Annual Meeting in order to vote. You will not be able to vote at the Annual Meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015; and

•	“FOR” the compensation of our Named Executive Officers as disclosed in this proxy statement.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•

by notifying us at 5818 El Camino Real, Carlsbad, CA 92008, Attention: Ebun S. Garner, Esq., General Counsel, Senior Vice President and Corporate Secretary, in writing before the Annual Meeting that you have revoked your proxy; or

•	by attending the Annual Meeting in person and voting in person.

Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that the proxy be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) if it does not receive instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares to be voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it deemed appropriate. In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on the advisory vote on the compensation of our Named Executive Officers (Proposal 3 of this proxy statement). Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote with respect to the election of directors or the advisory vote on the compensation of our Named Executive Officers (Proposals 1 and 3), no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2015, the Audit Committee of our Board of Directors will reconsider its selection.

Proposal 3: Approve an Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement. Abstentions have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Nominating, Governance and Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Ebun S. Garner, Esq., and Computershare, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting and we will publish preliminary results, or final results if then available, by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

If we solicit proxies, what are the Costs of Soliciting these Proxies?

If we solicit proxies, we will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. If we ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies, then we will reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 2:00 p.m. Pacific Time, on Thursday, June 25, 2015 at our corporate headquarters, which are located at 5818 El Camino Real, Carlsbad, CA 92008. When you arrive at our headquarters, signs will direct you to the appropriate meeting room. You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our annual report and proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare, by calling their toll free number, 1-866-265-1875.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of Alphatec Holdings, Inc.’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Alphatec Holdings, Inc. stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•

If your shares of Alphatec Holdings, Inc. common stock are registered in your own name, please contact our transfer agent, Computershare, and inform them of your request by calling them at 1-866-265-1875 or writing them at 480 Washington Ave., Jersey City, NJ 07310.

•

If a broker or other nominee holds your shares of Alphatec Holdings, Inc. common stock, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2015 for (a) each of our Named Executive Officers listed in the Summary Compensation Table, (b) each of our directors, all of which are director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 99,848,142 shares of common stock outstanding on April 15, 2015. Except as otherwise indicated in the table below, the address of each beneficial owner listed in the table below is in care of Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, California 92008.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock
Directors and Named Executive Officers
Leslie H. Cross(2)	1,110,832	1.1%
Mortimer Berkowitz III(3)	31,811,438	31.9%
John H. Foster(4)	31,969,038	32.0%
R. Ian Molson(5)	484,484	*
Stephen E. O’Neil(6)	244,622	*
James R. Glynn(7)	210,485	*
Rohit M. Desai(8)	195,485	*
Siri S. Marshall(9)	187,985	*
Tom C. Davis	33,334	*
Donald A. Williams	0	*
James M. Corbett(10)	154,653	*
Michael O’Neill(11)	420,076	*
Michael C. Plunkett(12)	263,547	*
Stephen Lubischer(13)	269,141	*
Ebun S. Garner, Esq.(14)	332,721	*
All current executive officers and directors as a group (18 persons)(15)	36,283,737	35.6%

Five Percent Stockholders
HealthpointCapital Partners, L.P.(16)	10,777,173	10.8%
505 Park Avenue, 12th Floor New York, NY 10022

HealthpointCapital Partners, L.P.(17)	21,010,565	21.0%
505 Park Avenue, 12th Floor New York, NY 10022

Deerfield Mgmt., L.P.(18)	15,432,738	13.9%
780 Third Avenue, 37th Floor New York, NY 10017

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission and includes sole or shared voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 15, 2015, pursuant to the exercise of stock options or any other right are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)	Includes 540,506 shares issuable pursuant to options that are or will become vested within 60 days of April 15, 2015.

(3)	Includes 10,777,173 shares held by HealthpointCapital Partners, L.P. and 21,010,565 shares held by HealthpointCapital Partners II, L.P. Mr. Berkowitz is a managing member of HGP, LLC, which is the general partner of HealthpointCapital Partners, L.P. and he is a managing member of HGP II, LLC, which is the general partner of HealthpointCapital Partners II, L.P., and therefore Mr. Berkowitz may be deemed to beneficially own the shares held by HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P. Mr. Berkowitz disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares. Also includes 11,200 shares owned by Mr. Berkowitz’s spouse.

(4)	Includes 10,777,173 shares held by HealthpointCapital Partners, L.P. and 21,010,565 shares held by HealthpointCapital Partners II, L.P. Mr. Foster is a managing member of HGP, LLC, which is the general partner of HealthpointCapital Partners, L.P. and he is a managing member of HGP II, LLC, which is the general partner of HealthpointCapital Partners II, L.P., and therefore Mr. Foster may be deemed to beneficially own the shares held by HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P. Mr. Foster disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares. Also includes 30,400 shares held by John H. Foster, trustee u/w/o of Virginia C. Foster. Mr. Foster is a trustee and the principal beneficiary of such trust.

(5)	Includes 199,988 shares held by the Swiftsure Trust. Mr. Molson controls Nantel Investment, Ltd., which is the beneficiary of the Swiftsure Trust. Mr. Molson disclaims beneficial ownership of the shares held by the Swiftsure Trust except to his proportionate pecuniary interest in such shares. Also, includes 96,384 shares of common stock issuable pursuant to the exercise of options that are or will become vested within 60 days of April 15, 2015.

(6)	Includes 75,810 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of April 15, 2015.

(7)	Includes 83,310 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of April 15, 2015.

(8)	Includes 83,310 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of April 15, 2015.

(9)	Includes 75,810 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of April 15, 2015.

(10)	Includes 125,000 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of April 15, 2015.

(11)	Includes 310,218 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of April 15, 2015.

(12)	Includes 112,173 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of April 15, 2015.

(13)	Includes 174,113 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of April 15, 2015.

(14)	Includes 185,782 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of April 15, 2015.

(14)	Includes 244,609 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of April 15, 2015.

(15)	See footnotes (2) through (14) above. Also includes 197,852 shares of common stock and 185,782 shares issuable pursuant to the exercise options that are or will become vested within 60 days of April 15, 2015 held by Mitsui Asai.

(16)	Includes shares held by HealthpointCapital Partners, L.P. Messrs. Berkowitz and Foster are managing members of HGP, LLC, which is the general partner of HealthpointCapital Partners, L.P. Each of Messrs. Berkowitz and Foster and HGP, LLC may be deemed to beneficially own the shares held by HealthpointCapital Partners, L.P., but disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest in such shares. Based on Amendment No. 4 to Schedule 13D filed jointly by HealthpointCapital Partners, L.P., HGP, LLC, HealthpointCapital Partners II, L.P., HCPII Co-Invest Vehicle II, L.P., HGP II, LLC, Mortimer Berkowitz III and John H. Foster on March 19, 2012 and the Form 4 filed by HealthpointCapital Partners L.P. on November 30, 2012. The address of HealthpointCapital Partners, L.P. is 505 Park Avenue, 12th Floor, New York, NY 10022

(17)	Includes shares held by HealthpointCapital Partners, II L.P. Messrs. Berkowitz and Foster are managing members of HGP II, LLC, which is the general partner of HealthpointCapital Partners II, L.P. Each of Messrs. Berkowitz and Foster and HGP II, LLC may be deemed to beneficially own the shares held by HealthpointCapital Partners II, L.P., but disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest in such shares. Based on Amendment No. 4 to Schedule 13D filed jointly by HealthpointCapital Partners, L.P., HGP, LLC, HealthpointCapital Partners II, L.P., HCPII Co-Invest Vehicle II, L.P., HGP II, LLC, Mortimer Berkowitz III and John H. Foster on March 19, 2012 and the Form 4 filed by HealthpointCapital Partners II L.P. on November 30, 2012. The address of HealthpointCapital Partners, II L.P. is 505 Park Avenue, 12th Floor, New York, NY 10022

(18)	This information is based solely on a Schedule 13G/A filed by Deerfield Mgmt., L.P. with the SEC on February 17, 2015, which reported ownership as of February 17, 2015. Includes an aggregate of 3,982,738 shares of common stock and warrants to purchase 11,450,000 shares of common stock, or the Deerfield Warrants, held by Deerfield Special Situations Funds, L.P., Deerfield Special Situations International Master Fund, L.P. Deerfield Private Design Fund II, L.P. and Deerfield Private Design Internationals II, L.P., of which Deerfield Mgmt. L.P. is the general partner and which we collectively refer to as Deerfield. The provisions of the Warrants restrict the exercise of the Warrants to the extent that, upon such exercise, the number of shares then beneficially owned by Deerfield and any other person or entities with which Deerfield would constitute a Section 13(d) “group” would exceed 9.98% of our total number of shares then outstanding, or the Ownership Cap. Accordingly, notwithstanding the number of shares reported, Deerfield disclaims beneficial ownership of the shares underlying the Warrants to the extent beneficial ownership of such shares would cause Deerfield, in the aggregate, to exceed the Ownership Cap. The address of Deerfield is 780 Third Avenue, 37th Floor, New York, NY 10017.

MANAGEMENT

Board of Directors

As of April 30, 2015, our Board of Directors, or the Board, consisted of 11 directors: Leslie H. Cross, Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil, James R. Glynn, Rohit M. Desai, Siri S. Marshall, James M. Corbett, Tom C. Davis and Donald A. Williams.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Each director is elected to serve until our next annual meeting of stockholders or the sooner of his or her resignation or the date when his or her successor is duly appointed and qualified. Additionally, set forth below is information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director.

Name	Age
Leslie Cross, Chairman of the Board of Directors(1)(2)	64
John Foster(2)	72
Mortimer Berkowitz III(2)	61
R. Ian Molson(2)(3)(4)	60
Stephen O’Neil(3)	82
James Glynn(4)	68
Rohit Desai(3)	76
Siri Marshall(4)	66
James Corbett, President and Chief Executive Officer and Director(2)(5)	57
Tom Davis(3)	66
Donald Williams	56

(1)	Mr. Cross resigned as Chief Executive Officer, effective May 1, 2014.

(2)	Member of Executive Committee. Mr. Foster is Chairman of the committee.

(3)	Member of the Nominating, Governance and Compensation Committee. Mr. Molson is Chairman of the committee.

(4)	Member of the Audit Committee. Mr. Glynn is Chairman of the committee.

(5)	Mr. Corbett was appointed President and Chief Executive Officer and elected to the Board, each effective May 1, 2014.

Leslie Cross has served as the Chairman of the Board of Directors of us and our wholly-owned operating subsidiary, Alphatec Spine, Inc., or Alphatec Spine, since March 2011. From February 2012 to April 2014, he also served as our Chief Executive Officer. Mr. Cross is the former President and Chief Executive Officer of DJO Global, Inc. Mr. Cross served as a Director of DJO Global until December, 2012. DJO Global is a manufacturer and worldwide leading distributor of electrotherapy products for pain therapy and rehabilitation, clinical devices for the treatment of patients in physical therapy clinics, knee, hip and shoulder implant products, and orthopedic rehabilitation products, including rigid knee bracing, orthopedic soft goods, cold therapy systems, vascular systems and bone growth stimulation devices. Mr. Cross has held principal executive roles at DJO Global and its predecessors since 1995. From 1990 to 1994, Mr. Cross held the position of Senior Vice President of Marketing and Business Development of the Bracing & Support Systems division of Smith & Nephew. He was a Managing Director of two different divisions of Smith & Nephew from 1982 to 1990.

The Board selected Mr. Cross to serve as a director and our Chairman because of his knowledge and experience in the medical device industry and his experience at DJO Global, each of which contribute to the breadth of knowledge of the Board.

John Foster has served as a Director of us and Alphatec Spine since March 2005 and at various times between March 2005 and June 2007 has served as the Chairman, the President and the CEO of both companies. Mr. Foster is the Chairman and Co-Chief Executive Officer of HealthpointCapital, LLC, the manager of two of our principal stockholders, and a member of its Board of Managers. He has held these positions since HealthpointCapital, LLC was founded in 2002.

The Board selected Mr. Foster to serve on the Board because of his investment and financial expertise and experience in the orthopedics and spine industries, each of which contribute to the breadth of knowledge of the Board.

Mortimer Berkowitz III has served as a member of the Board of Directors since March 2005. From April 2007 through July 2011 he served as the Chairman of the Board of Directors of us and Alphatec Spine. He is currently a managing member of HGP, LLC, which is the general partner of HealthpointCapital Partners, LP, and President, Co-Chief Executive Officer, a member of the Board of Managers and a managing director of HealthpointCapital, LLC. He has held the position with HGP, LLC since its formation in August 2002, the positions of managing director and member of the Board of Managers of HealthpointCapital, LLC since its formation in July 2002 and the position of President of HealthpointCapital, LLC since February 2005. Prior to joining HealthpointCapital, LLC, Mr. Berkowitz was managing director and co-founder of BPI Capital Partners, LLC, a private equity firm founded in 1990. Prior to 1990, Mr. Berkowitz spent 11 years in the investment banking industry with Goldman, Sachs & Co., Lehman Brothers Incorporated and Merrill Lynch & Co. He is Chairman of the Board of Directors of Blue Belt Holdings, Inc., a surgical robotics company, a director of BioHorizons, Inc., a privately-held dental implant company, and a director of MicroDental Inc., a leading dental laboratory company, all of which are HealthpointCapital portfolio companies. He also serves on the Leadership Council of the Harvard School of Public Health.

The Board selected Mr. Berkowitz to serve on the Board because of his investment and financial expertise and experience in the orthopedics and spine industries, each of which contribute to the breadth of knowledge of the Board.

R. Ian Molson has served as a Director of us and Alphatec Spine since July 2005. Mr. Molson has served as a Director of Cayzer Continuation PCC, an investment company, since September 2004. Mr. Molson has served as a Director of HealthpointCapital, LLC since 2004. Mr. Molson has served as a Director since December 2009 and Deputy Chairman since December 2010 of Central European Petroleum Ltd. Since October 2013, Mr. Molson has also served as Chairman of RM2. Since December 2010 Mr. Molson has also served as Chairman of the Royal Marsden NHS Foundation Trust and the Royal Marsden Hospital Charity. From June 1996 until May 2004 Mr. Molson served as a Director of Molson, Inc., a leader in the brewing industry. From June 1999 until May 2004 he also served as Deputy Chairman and Chairman of the Executive Committee at Molson, Inc. Between 1977 and 1997, he was employed by Credit Suisse First Boston in various capacities, including Managing Director. From 1993 to 1997, Mr. Molson served as Co-Head of the Investment Banking Department in Europe, a position which encompassed corporate finance, corporate advisory, mergers and acquisitions businesses in Europe, Russia, Africa and the Middle East. In the past five years, Mr. Molson has served as a director of Sapphire Industrial Corp., a special purpose acquisition company, which was publicly traded when Mr. Molson served on its board of directors. Mr. Molson is no longer a director of Sapphire Industrials Corp.

The Board selected Mr. Molson to serve on the Board because of his experience in the investing banking field, his investment and financial expertise and his experience as a director of other public companies, each of which contribute to the breadth of knowledge of the Board.

Stephen O’Neil has served as a Director of us and Alphatec Spine since July 2005. Mr. O’Neil has served as a Director of HealthpointCapital, LLC since 2004. In May 1991, he founded The O’Neil Group, which provided legal and financial advice to clients primarily in the areas of mergers and acquisitions, financings and corporate strategy. Prior to that, Mr. O’Neil formed a law partnership with Paul Mishkin under the name Mishkin, O’Neil for the purpose of engaging in general corporate and business law. Prior to that, he co-founded two corporations, Syntro Corporation and NovaCare, Inc., which became public companies. Mr. O’Neil commenced his legal career at Cravath Swaine & Moore. Mr. O’Neil has also held a series of executive positions at City Investing Company, including President and Vice Chairman.

The Board selected Mr. O’Neil to serve on the Board because of his experience as an attorney, his investment and financial expertise and his experience as a director of other companies, each of which contribute to the breadth of knowledge of the Board.

James Glynn has served as a Director of us and Alphatec Spine since April 2007. From January 2003 to July 2003, Mr. Glynn served as the President and interim Chief Executive Officer of Invitrogen Corp., now Life Technologies Corporation. Mr. Glynn retired from those positions in July 2003. From July 2002 to December 2002, Mr. Glynn was an Executive Vice President at Invitrogen Corp., (which is now part of Thermo Fisher Scientific Inc.) and from July 1998 to May 2002, he served as Invitrogen Corp.’s Executive Vice President and Chief Financial Officer. From June 1998 to April 2006 Mr. Glynn served as a member of the board of directors of Invitrogen Corp. From July 1995 to May 1997, he served as Senior Vice President and Chief Financial Officer of Invitrogen Corp.

The Board selected Mr. Glynn to serve on the Board because of his experience as a President, Chief Executive Officer and Chief Financial Officer of a publicly traded company, his financial expertise and his experience as a director of publicly traded companies, each of which contribute to the breadth of knowledge of the Board.

Rohit Desai has served as a Director of us and Alphatec Spine, since January 2008. Mr. Desai is the founder of and, since its formation in 1984, has been Chairman and President of Desai Capital Management Incorporated, a specialized equity investment management firm that previously managed the assets of various institutional clients. Prior to forming Desai Capital Management in 1984, Mr. Desai spent 20 years with Morgan Guaranty Trust, an affiliate of J.P. Morgan, where he was the head of the Special Investments Group and a member of the Trust and Investment Committees.

The Board selected Mr. Desai to serve on the Board because of his investment and financial expertise and his experience as a director of other publicly traded companies, each of which contribute to the breadth of knowledge of the Board.

Siri Marshall has served as a Director of us and Alphatec Spine since October 2008. Ms. Marshall is the former Senior Vice President, General Counsel, Corporate Secretary and Chief Governance and Compliance Officer at General Mills, Inc., having retired from those positions in January 2008. Prior to joining General Mills in 1994, Ms. Marshall was Senior Vice President, General Counsel and Corporate Secretary of Avon Products, Inc. In the past five years, Ms. Marshall has served as a director of the following companies, each of which is publicly traded: Ameriprise Financial, Inc., a diversified financial services company, and Equifax, Inc., a global provider of information solutions for businesses and consumers. Ms. Marshall is also a director of the Yale Center for the Study of Corporate Law, the Yale Law School Fund, and a Distinguished Advisor to the Strauss Institute for Dispute Resolution. In the past she has served as a director of the American Arbitration Association. She has also served as a member of The New York Stock Exchange Legal Advisory Committee.

The Board selected Ms. Marshall to serve on the Board because of her experience as a General Counsel of a publicly traded company, her financial expertise and her experience as a director of publicly traded companies, each of which contribute to the breadth of knowledge of the Board.

James Corbett has served as a Director of us and Alphatec Spine since May 2014. On May 1, 2014, Mr. Corbett was appointed as the President and CEO of us and Alphatec Spine. Prior to joining us, Mr. Corbett had been the President and CEO of Vertos Medical, Inc., a position he held since November 2008. Vertos is the manufacturer of novel, percutaneous treatment for lumbar spine stenosis. From January 2002 to April 2008 he worked at ev3 Inc. During such time period he held various positions, including member of the board of directors of ev3, Chairman of the Board of Directors of MicroTherapeutics (an affiliate of ev3), Chief Operating Officer of ev3, Chief Executive Officer of ev3 and Chairman of the Board of Directors of ev3. Ev3 is a leading medical device company engaged in vascular and neuro-radiology technologies. Over the course of his career, Mr. Corbett has held the position of Chief Executive Officer, Home Diagnostics Inc.; President, Boston Scientific International; and General Manager, Baxter Healthcare, Japan, as well as a number of executive roles in his 11 years at Baxter Healthcare.

The Board selected Mr. Corbett to serve on the Board because it believes that his knowledge and experience in the medical device industry and his experience at his prior positions contribute to the breadth of knowledge of the Board.

Tom Davis has served a Director of us and Alphatec Spine since October 2014. Mr. Davis currently serves as Chief Executive Officer of The Concorde Group, a private investment firm, a position he has held since March 2001. He previously served as Managing Director of Bluffview Capital, LP, an investment banking firm that he co-founded, from 2001 to 2012 and as Managing Partner of Gryphon Special Situations Fund L.P. from 2004 to 2009. He was the managing partner and head of banking and corporate finance for the Southwest division of Credit Suisse First Boston from March 1984 to February 2001. Mr. Davis also serves on the Boards of Directors of Dean Foods Company (NYSE: DF), where he also serves as the Non-Executive Chairman and where he also serves as a member of the Audit, Compensation and Executive Committees; Affirmative Insurance Holdings, Inc. (OTC: AFFM), an insurance holding company, where he serves as Chairman of the Board and as a member of the Audit, Compensation and Investment Committees; MicroDental Co., a privately-held dental laboratory network company, where he serves on the Audit and Compensation Committees; and WhiteHorse Finance, Inc. (Nasdaq: WHIF), a closed-end management investment company that targets debt investments in privately held, small-cap U.S. companies, where he serves as chairman of the Nominating and Corporate Governance Committee and is a member of the Audit Committee. Until April 2013, Mr. Davis served on the Board of Directors of Westwood Holdings Group, Inc. (NYSE: WHG), an investment management and trust services company, where he served on the Audit and Compensation Committees. He also served on the Board of Directors, including as a member of its Audit and Compensation Committees, of BioHorizons, Inc., which at the time was a privately-held dental equipment and supplies manufacturing company, until early 2014.

The Board selected Mr. Davis to serve on the Board because of his investment and financial expertise and his experience as a director of other publicly traded companies, each of which contribute to the breadth of knowledge of the Board.

Donald Williams has served as a director of us and Alphatec Spine since April 2015. Mr. Williams is a 35-year veteran of the public accounting industry, retiring in 2014. Mr. Williams spent 18 years as an Ernst & Young partner and the last seven years as a Partner with Grant Thornton. Mr. Williams’ career focused on private and public companies in the technology and life sciences sectors. During the last seven years at Grant Thornton, he served as the national leader of Grant Thornton’s life sciences practice and the managing partner of the San Diego Office. He was the lead partner for both Ernst & Young and Grant Thornton on multiple initial public offerings; secondary offerings; private and public debt financings; as well as numerous mergers and acquisitions. From 2001 to 2014, Mr. Williams served on the board of directors and is past president and chairman of the San Diego Venture Group. Mr. Williams also has serves as a director of Marina Biotech, Inc., Proove Biosciences, Inc. and is on the Board of Advisors of the Southern Illinois University School of Accountancy.

The Board selected Mr. Williams to serve on the Board because it believes that his knowledge and experience as a partner in the public accounting industry and his knowledge in the medical device industry contribute to the breadth of knowledge of the Board.

Executive Officers

Set forth below is certain information, as of April 15, 2015, regarding our executive officers who are not also directors. We have employment agreements with all of our executive officers. Other than with respect to Mitsuo Asai, the President of our subsidiary, Alphatec Pacific, all other executive officers are at-will employees.

Name	Age	Position
Michael O’Neill	55	Chief Financial Officer, Vice President and Treasurer
Mitsuo Asai	60	President, Alphatec Pacific
Michael Plunkett	57	Chief Operating Officer
Ebun Garner, Esq.	43	General Counsel, Senior Vice President and Corporate Secretary
Kristin Machacek Leary	46	Senior Vice President, Global Human Resources
Mark Bullivant	46	Senior Vice President, International
Stephen Lubischer	52	Vice President, Sales

Michael O’Neill has served as the Chief Financial Officer, Vice President and Treasurer of us and Alphatec Spine since October 2010. From November 2007 to March 2009 he was Vice President and Chief Financial Officer of Mentor Corporation, a surgical aesthetics manufacturer. Mentor Corporation was acquired by Johnson & Johnson in January 2009. Prior to joining Mentor Corporation, Mr. O’Neill had spent the previous twenty years with Johnson & Johnson, with his most recent position being Vice President and Chief Financial Officer, Johnson & Johnson Worldwide Information Technology. From 2001 through 2007 Mr. O’Neill served as the Vice President, Finance and Chief Financial Officer for LifeScan, a division of Johnson & Johnson, a leading supplier of blood glucose monitoring systems. Mr. O’Neill began working for Johnson & Johnson in 1987 and moved through a series of progressively more responsible positions including International Controller, Operations Controller, Finance Director, and Group Finance Director. Mr. O’Neill received a B.A. in Economics and Statistics from the University of Exeter, Devon, United Kingdom and is a Fellow of the Chartered Institute of Management Accountants of Great Britain and carries the Chartered Global Management Accountant (CGMA) designation.

Mitsuo Asai has served as President of Alphatec Pacific, Inc., a wholly owned subsidiary of Alphatec Spine, since April 2008. From 2006 until he joined Alphatec Pacific in 2008, Mr. Asai was the President of Tokai Co., Ltd., a manufacturer of consumer goods. From 2002 to 2004, Mr. Asai served as General Manager and President of Virbac Japan Co., Ltd., a company that focused on veterinary pharmaceuticals and healthcare products. From 1998 to 2002, Mr. Asai served as President and CEO of Vital Link Corporation, a distributor of cardiovascular medical devices. From 1985 to 1996, Mr. Asai held various positions of increasing responsibility with Beckman Coulter, K.K., and a manufacturer of biomedical testing instrument systems.

Michael Plunkett joined Alphatec Spine in March 2012 as Vice President of Operations and was promoted to Chief Operating Officer in January 2014. He has held numerous positions in Operations, Information Technology, and Program Management. Prior to joining us Mr. Plunkett had increasing positions of authority from August 2003 to March 2012 at First Marblehead Corporation. His final position was Managing Director. Prior to joining First Marblehead, Mike served over 24 years in the U.S. Navy and retired with the rank of Captain in July 2003. While in the Navy he served in a variety of ashore and afloat positions, including Supply Officer, USS John C. Stennis (CVN 74) and the primary assistant to the Deputy Chief of Naval Operations, Fleet Readiness and Logistics.

Ebun Garner, Esq. has served as General Counsel, Senior Vice President and Corporate Secretary of us and Alphatec Spine since April 2010. Mr. Garner originally joined us in 2005 as Vice President of Legal Affairs and Corporate Secretary. In 2006 he became General Counsel and Corporate Secretary. Prior to joining us, Mr. Garner was a corporate associate in the New York office of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Prior to that, he was a corporate associate in the New York office of the law firm of Squadron, Ellenoff, Plesent and Sheinfeld, LLP. Mr. Garner has a Bachelor of Arts from the University of Pennsylvania and a Juris Doctorate from New York University School of Law. Mr. Garner is admitted to practice law in the State of New York and is a registered in-house attorney in the State of California.

Kristin Machacek Leary has served as Senior Vice President of Global Human Resources of us and Alphatec Spine since July 2014. Prior to joining us, Ms. Leary worked at Quintiles, a leading provider of biopharmaceutical development and commercial outsourcing services from April 2012 to July 2014 where she led the Global Talent function. From 2007 to 2011 Ms. Leary worked at Hewlett-Packard Corporation where she was responsible for Executive Leadership Development worldwide. From 1996 to 2007, Ms. Leary worked at Boston Scientific Corporation from where she held various senior leadership roles across the divisions, international regions, and Human Resources function. Ms. Leary graduated from Concordia College in Moorhead, Minnesota with a BA in Organizational Communication and a BA in English.

Mark Bullivant has served as Senior Vice President, International for us and Alphatec Spine since October 2014. Between October 2013 and October 2014 Mark worked in senior management roles in startups including National Dentex and Enteromedics leading commercial and marketing functions. From 2009 to 2013 Mark led Marketing and International Sales functions for Terumo Heart focusing on implementing the company’s global market strategy, as well as the management of International sales organization. Mr. Bullivant has a Post Graduate Diploma in Cardiothoracic Surgery from Australian Catholic University and is pursuing a Masters in Business Administration at Jack Welch Management Institute—Strayer University

Stephen Lubischer has served as the Vice President, Sales of us and Alphatec Spine since December 2006. From May 2005 to December 2006, Mr. Lubischer, was one of our and Alphatec Spine’s Regional Vice Presidents, Sales. From 1995 to May 2005, Mr. Lubischer held senior level sales positions at Interpore Cross International, a company that designs, manufactures and markets synthetic bone and tissue products and spinal implant devices. In his most recent position at Interpore Cross International, Mr. Lubischer served as the Eastern Vice President of Sales. Prior to joining Interpore Cross International, Mr. Lubischer also served as the Vice President, Sales for each of BIONX Implants and Immedica, Inc., both medical device companies. Mr. Lubischer has a Bachelor of Science in Communications from Boston College.

CORPORATE GOVERNANCE MATTERS

Board of Directors Leadership Structure

While the Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, in 2014 the Board determined that having a non-employee director serve as Chairman is in the best interest of the Company’s stockholders because it allows the Chairman to focus on the decision-making process of the Board as a whole. It also allows the Chief Executive Officer to focus on our day-to-day operations and the execution of our strategic plan. While the Board believes that this is the most appropriate structure for the Company at this time, the Board retains the authority to change the board structure, including the possibility of combining the Chief Executive Officer and Chairman positions, if it deems such a change to be appropriate in the future.

Mr. Cross has served as Chairman of the Board of Directors since July 2011. The Chairman of the Board of Directors provides leadership to the Board and works with the Board to define its activities and the calendar for fulfillment of its responsibilities. The Chairman of the Board of Directors approves the meeting agendas after input from management, facilitates communication among members of the Board and presides at meetings of our Board and stockholders.

The Chairman of the Board of Directors, the Chairman of the Executive Committee, the Chairman of the Audit Committee, the Chairman of the Nominating, Governance and Compensation Committee and the other members of the Board work in concert to provide oversight of our management and affairs. The leadership of Mr. Cross fosters a culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support our decision-making. Our Board encourages communication among its members and between management and the Board to facilitate productive working relationships. Working with the other members of the Board, Mr. Cross also strives to ensure that there is an appropriate balance and focus among key Board responsibilities such as strategic development, review of operations and risk oversight.

The Board of Directors’ Role in Risk Oversight

The Board plays an important role in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. In particular, the Board administers its risk oversight function through: (1) the review and discussion of regular periodic reports to the Board and its committees on topics relating to the risks that we face; (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions; (3) the direct oversight of specific areas of our business by the Audit Committee and the Nominating, Governance and Compensation Committee; and (4) regular periodic reports from our auditors and outside advisors regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board also relies on management to bring significant matters impacting us to the Board’s attention.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for discussing the guidelines and policies that govern the process by which our exposure to risk is assessed and managed by management. As part of this process, the Audit Committee discusses our major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, we, under the supervision of the Audit Committee, have established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter in order to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

Because of the role of the Board in risk oversight, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board recognizes that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to our operations. The Board believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Committees of the Board and Meetings

Meeting Attendance. During the 2014 fiscal year, there were 11 meetings of our entire Board, and the various committees of the Board met a total of 11 times. No director attended fewer than 75% of the total number of meetings of the Board or committees of the Board on which he or she served during the 2014 fiscal year. The Board has adopted a policy under which each member of the Board is strongly encouraged, but not required, to attend each annual meeting of our stockholders. Three directors attended our annual meeting of stockholders held in 2014.

Audit Committee. Our Audit Committee met five times during the 2014 fiscal year. This committee currently has three members: James R. Glynn (Chairman), R. Ian Molson and Siri Marshall. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm, review annual and quarterly financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits.

All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and The NASDAQ Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Messrs. Molson and Glynn are each an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K.

A copy of the Audit Committee’s written charter is publicly available on our website at www.alphatecspine.com under “Investor Relations—Corporate Governance.” Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Nominating, Governance and Compensation Committee. Our Nominating, Governance and Compensation Committee met six times during the 2014 fiscal year. This committee currently has four members: R. Ian Molson (Chairman), Stephen O’Neil, Rohit Desai and Tom Davis. Our Nominating, Governance and Compensation Committee’s role and responsibilities are set forth in the committee’s written charter and includes: (i) reviewing, approving, and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success, (ii) evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, and (iii) evaluating and making recommendations as to potential director candidates.

With respect to compensation matters, the Nominating, Governance and Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision-making process with respect to that determination without the presence of the Chief Executive Officer. This committee also administers our Amended and Restated 2005 Employee, Director and Consultant Stock Plan and our 2007 Employee Stock Purchase Plan.

With respect to nominations for our Board, the committee may consider Board candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. Although the Company has no policy regarding diversity, the committee seeks a broad range of perspectives and considers both the personal characteristics (such as gender, ethnicity, and age) and experience (such as industry, profession, and public service) of directors and prospective nominees to the Board. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2016 Annual Meeting of Stockholders, it must comply with the procedures set forth in our By-laws and give timely notice of the nomination in writing to our Corporate Secretary not less than 45 nor more than 75 days prior to the date that is one year from the date on which we first mail our proxy statement relating to our 2015 Annual Meeting of Stockholders. See “Stockholder Proposals and Nominations for Directors.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating, Governance and Compensation Committee, it must make such proposal for such candidate in writing, addressed to the Nominating, Governance and Compensation Committee in care of our Corporate Secretary at our principal offices. Submissions must be made by mail, courier or personal delivery and must contain the information set forth in our Nominating, Governance and Compensation Committee Charter, which is available on our website at www.alphatecspine.com under “Investor Relations—Corporate Governance.”

All members of the Nominating, Governance and Compensation Committee qualify as independent directors under the standards promulgated by The NASDAQ Stock Market.

A copy of the Nominating, Governance and Compensation Committee’s written charter is publicly available on our website at www.alphatecspine.com under “Investor Relations—Corporate Governance.” Please also see the report of the Nominating, Governance and Compensation Committee set forth elsewhere in this proxy statement.

Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other senior management, is included below in the section entitled “Compensation Discussion and Analysis.”

Executive Committee. Our Executive Committee consists of John Foster (Chairman), Mortimer Berkowitz III, R. Ian Molson, Leslie Cross and James Corbett. Our Executive Committee evaluates and, if appropriate, makes recommendations to the Board with respect to any strategic transactions or decisions affecting the Company, which primarily consist of: (i) any merger, consolidation, dissolution or liquidation of the Company; (ii) any annual budget or forecast for the Company; (iii) any issuance, authorization, cancellation, alteration, modification, redemption or any change in, of, or to, any equity security of the Company; and (iv) any hiring or termination issues related to any senior vice president level employee. The Executive Committee is not authorized to act on behalf of the Board.

The Executive Committee has not adopted a formal written charter. During the fiscal year ended December 31, 2014, the Executive Committee met four times. Mr. Molson is the only member of the Executive Committee that qualifies as an independent director under the standards promulgated by The NASDAQ Stock Market.

Stockholder Communications to the Board

Stockholders may communicate with the Board of Directors by sending a letter to the following address: Attn: Security Holder Communication, Corporate Secretary, Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008. The Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board, or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Communications should not exceed 500 words in length and must be accompanied by the following information:

•	A statement of the type and amount of the securities of the Company that the person holds;

•	Any special interest, meaning an interest not in the capacity as a security holder of the Company, that the person has in the subject matter of the communication; and

•	The address, telephone number and e-mail address, if any, of the person submitting the communication.

A copy of the Policy on Security Holder Communications with Directors is publicly available on our website at www.alphatecspine.com under “Investor Relations—Corporate Governance.”

Compensation Practices and Policies Relating to Risk Management

We believe that we do not utilize compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on us. The “Compensation Discussion and Analysis” section of our proxy statement describes generally our compensation policies and practices that are applicable for executive and management employees. We use common variable compensation designs across all of our business units and divisions, with a significant focus on corporate and business financial performance.

COMPENSATION DISCUSSION AND ANALYSIS

We have prepared this Compensation Discussion and Analysis, to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of the individuals identified below, who are our “Named Executive Officers,” as such term is defined in Item 402 of Regulation S-K:

•	James M. Corbett, President and Chief Executive Officer

•	Michael O’Neill, Chief Financial Officer and Treasurer

•	Michael Plunkett, Chief Operating Officer

•	Leslie Cross, former Chief Executive Officer

•	Stephen Lubischer, Vice President, Sales

•	Ebun Garner, Esq., General Counsel, Senior Vice President and Corporate Secretary

The Nominating, Governance and Compensation Committee believes that our fiscal 2014 executive compensation program reflects our core principles and objectives and rewards our executives for our successful performance. In accordance with the Dodd Frank Wall Street Reform and Consumer Protection Act, as passed in 2010, we will continue to consider stockholder sentiments about our core principles and objectives when determining executive compensation.

Compensation Philosophy and Objectives

We are engaged in a very competitive industry, and our success depends upon our ability to attract, motivate and retain qualified executives. Accordingly, the Nominating, Governance and Compensation Committee aims to create total compensation packages that are competitive with programs offered by other companies against whom we compete for personnel. At the same time, our Nominating, Governance and Compensation Committee believes that the compensation paid to our executive officers should be in some part dependent upon our performance and the value we create for stockholders. To that end, the Nominating, Governance and Compensation Committee has embraced a philosophy of pay-for-performance, whereby an individual’s experience, potential and contribution to our business determines his or her actual compensation. The Nominating, Governance and Compensation Committee seeks to: (i) provide meaningful incentives for the attainment of specific financial objectives; (ii) reward those executive officers who make substantial contributions to the attainment of those objectives, and (iii) link executive officer compensation with company and individual performance.

The Nominating, Governance and Compensation Committee’s objectives are to:

•	attract, retain, and motivate talented executives responsible for the success of our organization;

•	provide compensation to executives that is externally competitive, internally equitable and performance-based; and

•

ensure that total compensation levels are reflective of company and individual performance and provide executives with the opportunity to receive above-market total compensation for exceptional business performance.

Compensation Process and Benchmarking

Compensation Process

Pursuant to its charter, the Nominating, Governance and Compensation Committee has responsibility for, among other things, discharging the Board’s responsibilities relating to compensation and benefits of our Named Executive Officers, including responsibility for evaluating management performance, officer compensation and benefits plans and programs. In carrying out these responsibilities, the Nominating, Governance and Compensation Committee reviews all components of executive officer compensation for consistency with our compensation philosophy.

As requested by the Nominating, Governance and Compensation Committee, our President and CEO presents individual performance feedback, proposed annual salary increases and long-term incentive grant recommendations for the other executive officers to the members of the Nominating, Governance and Compensation Committee. The Nominating, Governance and Compensation Committee reviews the information and either approves the recommendation or makes changes at its discretion. The Nominating, Governance and Compensation Committee makes its own assessment of our President and CEO based on our financial performance, his individual performance, his compensation compared to CEOs in our peer group, the components of his compensation and his total compensation level. The Nominating, Governance and Compensation Committee then approves the compensation of our President and CEO.

Each year the Nominating, Governance and Compensation Committee reviews the peer group to ensure each company in the peer group continues to be a relevant company to use for comparison. For 2014, our Nominating, Governance and Compensation Committee approved the following companies as our peer group: Abiomed Inc., Accuray Inc., AngioDynamics Inc., Arthrocare Corp., Atrion Corp., Baxano Surgical Inc., Cardiovascular Systems, Inc., Cryolife Inc., Cynosure Inc., Exactech Inc., Globus Medical Inc., LDR Holding Corporation, Natus Medical Inc., Nuvasive Inc., Orthofix International N.V., RTI Surgical Inc., Spectranetics Corp., Symmetry Medical Inc., Tornier N.V., Wright Medical Group, and Zeltiq Aesthetics Inc. Upon the recommendation of management, the Nominating, Governance and Compensation Committee made changes to its 2013 peer group following the following events: (i) mergers and acquisitions of certain entities that no longer made them appropriate peers of us; and (ii) companies becoming publicly traded entities that were appropriate peers of us. Our peer group consists of publicly traded medical device companies that are comparable to us in their size, as measured by market capitalization, net income and revenues.

In 2014 the Nominating, Governance and Compensation Committee retained the services of an independent compensation consultant, Mercer, LLC, or Mercer, to provide executive compensation advice. Mercer’s engagement by the Nominating, Governance and Compensation Committee includes reviewing and advising on all significant aspects of executive compensation. This includes base salaries, short-term cash incentives and long-term equity incentives for executives, and cash compensation and long-term equity incentives for non-executive directors. At the request of the Nominating, Governance and Compensation Committee, each year, Mercer collects relevant market data to allow the Nominating, Governance and Compensation Committee to compare elements of our compensation program to those of our peers, provides information on executive compensation trends and implications for us and makes other recommendations to the Nominating, Governance and Compensation Committee regarding certain aspects of our executive compensation program. Our management, principally our President and CEO and our Senior Vice President, Global Human Resources, and the chair of the Nominating, Governance and Compensation Committee, regularly consult with representatives of Mercer before meetings of the Nominating, Governance and Compensation Committee. A representative of Mercer is invited on a regular basis to attend, and periodically attends, meetings of the Nominating, Governance and Compensation Committee. In making its final decision regarding the form and amount of compensation to be paid to executives, the Nominating, Governance and Compensation Committee considers the information gathered by and recommendations of Mercer. The Nominating, Governance and Compensation Committee values Mercer’s benchmarking information and input regarding best practices and trends in executive compensation matters.

In 2014, our President and CEO provided recommendations to the Nominating, Governance and Compensation Committee regarding financial goals and criteria for the establishment of targets for discretionary cash bonuses for our executive officers. These criteria and targets were based upon our operating plan for the 2014 fiscal year, as approved by the Board. The corporate performance metrics under the bonus targets as approved by the Nominating, Governance and Compensation Committee included attainment of certain financial targets. The bonus targets for fiscal year 2014 are further described below under the heading “2014 Base Salaries and Target Bonus.”

2014 Compensation Philosophy

In determining compensation for the executive officers (other than himself) for 2014, the President and CEO made recommendations to the Nominating, Governance and Compensation Committee based on total cash compensation (base salary plus annual cash incentives) and long-term equity incentives. Under this system, the President and CEO assigned a total target compensation range to a particular executive officer after considering various factors under the major categories of job demands, knowledge, level of responsibility and the total target compensation paid by our peer group companies as set forth in the Equilar Insight data base. With respect to our executive officers, all of the President and CEO’s total target compensation recommendations were reviewed and approved by the Nominating, Governance and Compensation Committee. The President and CEO and the Nominating, Governance and Compensation Committee generally considered total targeted compensation for key employees to be within the market competitive range if total targeted compensation was reasonably comparable to the same position within our peer group, in the estimation of the Nominating, Governance and Compensation Committee.

Elements of Compensation and How Each Element is Chosen

As indicated above, compensation elements for our executive officers are designed to attract and retain individuals with exceptional ability for these key roles in a very competitive market for such talent. Certain elements of compensation serve other important interests. For example, annual incentive pay is designed to motivate the executive officers to attain our vital short-term goals. Long-term incentive pay in the form of equity awards vesting over a number of years aligns the executive officer’s interest with that of our stockholders in seeking long-term increases in the value of our shares. The main compensation elements for our executive officers (salary, annual incentive, long-term incentive, and other benefits and perquisites) are described in more detail below.

For fiscal year 2014, each executive officer’s compensation generally consisted of three elements: (i) base salary, (ii) discretionary cash bonus based upon our attainment of pre-established objectives; and (iii) long-term stock-based incentive awards designed to align the interests of our executive officers with our stockholders.

Annual Incentive Compensation

Executive officers are eligible for incentive compensation based on targets approved by our Nominating, Governance and Compensation Committee annually, which is described below. The Nominating, Governance and Compensation Committee annually establishes annual incentive compensation that is based upon target awards expressed as a percentage of each executive’s base salary. Payments of bonuses are determined based upon our performance against pre-established company financial targets. Our Nominating, Goverance and Compensation Committee retains discretion, even if the targets are met, to increase or decrease the amounts of the bonus awards.

2014 Base Salaries and Target Bonus

For 2014, the President and CEO reviewed the base salaries of the executive officers in the first half of the calendar year to determine whether any changes were appropriate. During such review, the President and CEO took multiple factors into consideration. Base salaries of the executive officers were targeted at a competitive market median based on each respective position with individual variations explained by differences in experience, skills and sustained performance. Of the Named Executive Officers, only Michael Plunkett and Stephen Lubischer received salary increases during 2014. Mr. Plunkett’s salary was increased from $294,000 to $325,000. Mr. Plunkett’s salary increase was due to his being promoted to his current position of Chief Operating Officer. Mr. Lubischer’s salary was increased from $249,900 to $290,000. Mr. Lubischer’s salary increase was due to a review of Mr. Lubischer’s base salary as compared to the salaries of comparable positions within the members of our peer group. The table below sets forth the 2014 base salary and 2014 targeted bonus percentage for each of our Named Executive Officers that were employed by us at December 31, 2014.

Name	2014 Base Salary	2014 Target Bonus Percentage
James Corbett	$530,000	80%
Leslie Cross(1)	$525,000	80%
Michael O’Neill	$335,000	60%
Michael Plunkett	$325,000	60%
Ebun Garner, Esq.	$280,000	60%
Stephen Lubischer	$290,000	50%

(1)	Mr. Cross retired as our CEO on May 1, 2014.

2014 Discretionary Cash Bonuses for Messrs. Corbett, Cross, O’Neill, Plunkett, Garner, and Lubischer

In July 2014, the Nominating, Governance and Compensation Committee approved the targets for the 2014 cash bonuses for each of our executive officers, which we refer to collectively herein as the 2014 Bonus. Our Named Executive Officers were eligible for cash bonuses for the 2014 fiscal year as further described below. The targets for the 2014 Discretionary Cash Bonuses Targets followed the same structure as the 2013 targets.

With respect to each of Messrs. Corbett, Cross, O’Neill, Plunkett, Garner, and Lubischer, the target cash bonuses for fiscal year 2014 were determined according to a formula expressed as percentages of each executive’s 2014 base salary, subject to the achievement of corporate performance criteria and the discretion of the Nominating, Governance and Compensation Committee. For Messrs. Corbett, O’Neill, Plunkett, Garner, and Lubischer, the corporate performance criteria was predicated on the achievement of free cash flow, revenue and operating income metrics. The amount actually paid could be above or below the target amount but the maximum that may be earned was equal to 140% of the target bonus amount. For Mr. Cross, the corporate performance criteria was predicated upon the achievement of revenue and operating income metrics. Portions of the annual bonus was paid quarterly if quarterly results met or exceeded quarterly threshold performance targets, although the Nominating Governance and Compensation Committee ceased this practice after the second quarter of 2014. The Nominating, Governance and Compensation Committee approved all financial performance criteria for the awarding of such cash bonuses and the President and CEO presented the financial criteria to each of Messrs. O’Neill, Plunkett, Garner and Lubischer for each of their confirmation of the achievability of such criteria and the Nominating, Governance and Compensation Committee presented Mr. Corbett’s and Mr. Cross’ cash bonus targets to each of them for his confirmation of the availability of such criteria. The Nominating, Governance and Compensation Committee determined that Mr. Cross was no longer eligible for any payment based on the 2014 Bonus after he retired from the office of Chief Executive Officer.

With respect to all of the bonuses described above, we had to have achieved a threshold of financial performance that was established by the Nominating, Governance and Compensation Committee before any of the discretionary bonuses based on the financial criteria set forth above would become payable. However, the Nominating, Governance and Compensation Committee had the authority to issue bonuses if such criteria had not been achieved if it believed that circumstances warranted the payment of such bonus. Likewise, even if the financial criteria were met, the Nominating, Governance and Compensation Committee had the ability to not issue any individual a bonus if it believed that circumstances warranted the non-payment of such bonus.

In 2014, based on adjusted results, we exceeded our free cash target, achieved 76% of our global revenue target and 115% of our Operating Income target, resulting in the following aggregate bonuses for each executive: Mr. Corbett received $250,870, which represented 102% of the pro-rated portion of his target bonus amount that he was eligible to receive, Mr. Cross received $33,600, which represented 51% of the prorated portion of his bonus that he was eligible to receive, as Mr. Cross was no longer entitled to receive a bonus after his retirement, Mr. O’Neill received $205,046, Mr. Plunkett received $198,925, Mr. Garner received $171,382 and Mr. Lubischer received $89,071, which represented 102% of each of their target bonus amounts. A portion of the annual bonus was made in each of the first and second quarters of 2014 and the remaining portion of the bonus was paid in the first quarter of 2015.

Equity Compensation Awards

Equity compensation has traditionally been an important element of our executive compensation program in order to align the interests of our executives with those of our stockholders. Because the value of the equity awards will increase only when we perform and increase stockholder value, the grant of such equity awards provides long-term incentives to the recipients thereof, including our executive officers. These awards not only serve to align the executives’ interests with those of the stockholders over an extended period of time, but because they also generally are subject to vesting in connection with continued service to us over a specified period of time, these awards serve as an additional retention mechanism. The Nominating, Governance and Compensation Committee believes that both of these elements are important factors in executive compensation. In general, all grants of options to employees will vest over four years, with 25% of such option vesting on the anniversary of the grant date, and the remaining 75% vesting in 12 tranches each three month period thereafter. In general, all grants of restricted stock to employees have annual vesting over four years. In 2013 certain grants of restricted stock consisted of performance-based grants of restricted stock. Such performance-based grants vest over four years with 25% of such shares vesting on the anniversary date of the grant if a stock performance metric is achieved.

New Hire Grants

At times, we grant equity awards to our new employees, including our executive officers, in connection with the start of their employment. At the time of the hiring of any executive officer, equity compensation generally is negotiated between such officer and us. Generally, such negotiations are conducted by our President and CEO on our behalf. With respect to the President and CEO, such negotiations are conducted by the Chairman of the Nominating, Governance and Compensation Committee of the Board on our behalf. The Nominating, Governance and Compensation Committee or its permitted designee, which is the President and CEO, approves such negotiated equity compensation for newly hired executive officers. The size of such awards is determined based upon available information concerning the competitive packages offered to executives in similar jobs at companies with which we compete for personnel, but are not established based upon any formal survey or other comparative data. In addition, the President and CEO often adjusts such initial equity compensation grants as deemed appropriate to attract or retain specific candidates based on their experience, knowledge, skills and education and our needs. In connection with the commencement of Mr. Corbett’s employment as our President and CEO in May 2014, we granted him options to purchase up to 500,000 shares of our common stock. 250,000 of the options vest over four years and vest as to 25% of the shares underlying the options on the anniversary of the grant date, and then 6.25% of the shares underlying the options during each of the following 12 quarters thereafter and 250,000 of the options vest over four years with 25% vesting on the anniversary of the date of grant, provided that a stock performance metric has been achieved. In addition, we also granted Mr. Corbett 250,000 shares of restricted stock; however, such shares were ultimately forfeited in exchange for performance share units under our 2014 long-term incentive plan as the Nominating, Governance and Compensation

Committee believes that this created a better alignment of our performance with the award granted to Mr. Corbett.

In connection with his promotion to the position of Chief Operating Officer, we granted Mr. Plunkett stock options to purchase up to 25,000 shares of our common stock. The options vest over four years, with 25% of such option vesting on the anniversary of the grant date, and the remaining 75% vesting in 12 tranches every three months thereafter. In addition, in connection with such promotion we also granted Mr. Plunkett 75,000 shares of restricted common stock. The restricted common stock vests annually in four equal tranches over four years.

2014 Long Term Incentive Grants

In July 2014, upon the recommendation of the Nominating, Governance and Compensation Committee, the Board approved our 2014 long term incentive grants, or the 2014 LTI. In connection with the approval of the 2014 LTI, in July 2014 the Board approved the grant of performance-based restricted stock units, or PSUs, to certain participants, including each of the Named Executive Officers. Pursuant to the 2014 LTI, a number of PSUs may be earned and vest after the close of our fiscal year ending December 31, 2016 based upon the achievement of certain company performance goals over the period from July 1, 2014 through December 31, 2016; provided that the participant remains employed as of the date of the determination of the achievement of the performance goals. The performance criteria consists of free cash flow and return on invested capital targets to be reached on December 31, 2016, with each being weighed at 50% of the total target. We currently believe that a 100% achievement of the targets is achievable. In July 2014, Mr. Corbett was granted 250,000 PSUs, Messrs. O’Neill, Plunkett and Garner were each granted 60,000 PSUs and Mr. Lubischer was granted 30,000 PSUs. The Nominating, Goverance and Compensation Committee believes that the use of PSU’s in the 2014 LTI better aligns our corporate goals with that of the participant as compared to other types of equity compensation.

In addition, pursuant to the 2014 LTI, in July 2014 Messrs. O’Neill, Plunkett, and Garner were each granted 90,000 stock options and Mr. Lubischer was granted 45,000 stock options. Each option vests over four years with 25% of such options vesting on the anniversary of the grant date, and then 6.25% of such options during each of the following 12 quarters thereafter.

Modification of Mr. Cross’ Vesting Schedule

In February 2014, the Nominating, Governance and Compensation Committee approved a revision to the vesting schedule for Mr. Cross’s new hire grants. As modified, the restricted common stock now vests in one of two ways: (i) on the earliest of August 8, 2014, August 8, 2015, or August 8, 2016 if on such date the cumulative total stockholder return for a $100 investment in Alphatec Holdings stock is no less than the average cumulative return over such period of $100 invested in the peer group companies used for executive compensation purposes over the same time period; and (ii) upon a change of control of us.

Employee Stock Purchase Plan

Our 2007 Employee Stock Purchase Plan, or the ESPP, is tax-qualified and is generally available to all employees located in the United States, Japan and Brazil, including our executive officers. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended, or the Code, and provides for two six-month offering periods per calendar year. Each offering period allows participants to purchase our stock through payroll deductions at a discount from the fair market value. The discount is the lower of (i) 85% of the closing price of our common stock on the first date of an offering period, and (ii) 85% of the closing price of our common stock on the final day of an offering period.

Termination and Change in Control Based Compensation

Other than with respect to Mr. Cross, our Nominating, Governance and Compensation Committee agreed to severance packages for our Named Executive Officers as part of the negotiations with each of these executive officers to secure his or her services. Our Nominating, Governance and Compensation Committee approved the severance packages based on their experience serving on boards of directors and Nominating, Governance and Compensation Committees of companies of a similar size and stage of development to us and their familiarity with severance packages offered to executive officers of such companies. Based on this knowledge, experience and information, we believe that the respective severance periods and provision of medical and similar benefit programs during such severance periods are both reasonable and generally in line with severance packages negotiated with executive officers of similarly situated companies.

In addition, pursuant to our restricted stock agreements and stock option agreements with our executive officers, including our Named Executive Officers, in the event of a change in control, as defined in our Amended and Restated 2005 Employee, Director and Consultant Stock Plan, as amended, the vesting of outstanding restricted stock grants and stock option awards held by our executive officers will accelerate in connection with a change in control, without regard to whether the executive officer terminates employment in connection with or following the change in control.

Other Compensation

We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance, an employee stock purchase plan, and a 401(k) plan. We match employee contributions to our 401(k) plan, including those of our executive officers. In particular circumstances, we also utilize cash signing bonuses when certain executives and senior level non-executives join us. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we have paid and will consider paying cash bonuses to compensate for amounts forfeited by an executive upon terminating prior employment. In addition, we may assist with certain expenses associated with an executive joining and maintaining their employment. We believe these forms of compensation create additional incentives for an executive to join us in a position where there is high market demand. These forms of compensation are typically structured to not exceed certain monetary amounts and/or time periods.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation paid or accrued during the fiscal years ended December 31, 2014, 2013, and 2012, for services rendered to us by our Chief Executive Officer, our former Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2014, each of whose total compensation exceeded $100,000 and were serving as executive officers as of December 31, 2014. We refer to these executive officers as our “Named Executive Officers” elsewhere in this report.

Name and Principal Position	Year	Salary ($)		Bonus ($)(3)	Stock Awards ($)(2)		Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Leslie Cross(1)	2014	360,255	(7)	33,600	—		—	6,500	(4)	400,355
Chairman and Chief Executive Officer	2013	516,346		415,000	112,656		801,341	8,750		1,854,093
	2012	413,462		150,000	242,513		391,750	8,500		1,206,225

James Corbett(1)	2014	340,423		250,870	355,000	(6)	396,325	6,500	(4)	1,349,118
President and Chief Executive Officer

Michael O’Neill	2014	331,539		205,046	85,200	(6)	71,127	6,500	(4)	699,412
Chief Financial Officer, Vice President and Treasurer	2013	325,000		198,064	33,797		251,153	6,375		814,389
	2012	325,000		81,500	171		25,145	7,963		439,779

Michael Plunkett	2014	330,415		198,925	235,950	(6)	101,947	17,119	(5)	884,356
Chief Operating Officer

Ebun S. Garner, Esq.	2014	280,000		171,382	85,200	(6)	71,127	6,500	(4)	614,209
General Counsel, Senior Vice President and Corporate Secretary

Stephen Lubischer	2014	273,831		89,071	42,600	(6)	35,564	15,500	(4)	456,566
Vice President of US Sales

(1)	Leslie Cross retired as our CEO on May 1, 2014 and James Corbett was appointed President and CEO on May 1, 2014.

(2)	The amounts shown represent the aggregate grant date fair values of these awards computed in accordance with FASB ASC Topic 718, “Stock Compensation.” The assumptions and methodologies used to calculate these amounts are discussed in Notes 2 and 9 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on February 26, 2015 (the “Form 10-K”). See also our discussion under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Stock-Based Compensation” in the Form 10-K.

(3)	The amounts shown represent discretionary cash bonus awards.

(4)	All other 2014 compensation consists of matching contributions under our 401(K) plan.

(5)	All other 2014 compensation consists of matching contributions under our 401(K) plan and payroll taxes.

(6)	Included in these amounts are Performance Stock Units based on the target number of shares based on the assumption that the Company achieves 100% of the targets described in the Compensation Discussion and Analysis. The maximum grant date values are as follows: James Corbett $710,000; Michael O’Neill $170,400; Michael Plunkett $170,400; Ebun S. Garner $170,400 and Stephen Lubischer $85,200

(7)	Included in Mr. Cross salary is compensation of $31,250 that he was paid as a Director.

2014 Grants of Plan-Based Awards

The following table sets forth information regarding grants of stock and option awards made to our Named Executive Officers during the fiscal year ended December 31, 2014.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards Number of Shares of Stock (#)		All Other Option Awards Number of Securities Underlying Option (#)	Exercise Or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair value of Stock and Option Awards(3)
			Threshold (#)	Target (#)(4)	Maximum (#)
James M. Corbett	7/30/14	7/30/14	—	250,000	500,000	—		—	—	355,000
	5/1/14	5/1/14				—		500,000	1.36	396,325

Michael O’Neill	7/30/14	7/30/14	—	60,000	120,000	—		—	—	85,200
	7/30/14	7/30/14				—		90,000	1.42	71,127

Michael Plunkett	7/30/14	7/30/14	—	60,000	120,000	—		—	—	85,200
	1/8/14	1/8/14				—		25,000	2.01	30,820
	1/8/14	1/8/14				75,000	(4)	—	—	150,750
	7/30/14	7/30/14						90,000	1.42	71,127

Ebun S. Garner, Esq.	7/30/14	7/30/14	—	60,000	120,000	—		—	—	85,200
	7/30/14	7/30/14				—		90,000	1.42	71,127

Stephen Lubischer	7/30/14	7/30/14	—	30,000	60,000	—		—	—	42,600
	7/30/14	7/30/14				—		45,000	1.42	35,564
Leslie Cross			—	—	—	—		—	—	—

(1)	These awards are performance shares that will vest based on the achievement and timing of the achievement, of certain company financial performance criteria provided that the executive is then employed with us.

(2)	Generally, all stock options were granted under our Amended and Restated 2005 Employee, Director and Consultant Stock Plan, as amended, or the 2005 Stock Plan, with an exercise price equal to the fair market value of our common stock on the date of the grant, which, in accordance with the 2005 Stock Plan is the closing price of our common stock on the date of the grant as reported on the NASDAQ Global Select Market.

(3)	The grant date fair value of each award has been computed in accordance with FASB ASC Topic 718. For more information about the assumptions used to determine the fair value of the equity awards during the year, see Notes 2 and 10 in the Notes to Consolidated Financial Statements included in the Form 10-K. See also our discussion under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Stock-Based Compensation” in the Form 10-K.

(4)	This amount represents 100% achievement of the performance criteria as discussed in the Compensation Discussion and Analysis.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

Leslie Cross

In February 2012, we and Alphatec Spine entered into an employment agreement with Leslie Cross, pursuant to which Mr. Cross agreed to serve as our Chairman and Chief Executive Officer. Pursuant to the agreement, Mr. Cross received an initial annual base salary of $500,000, which was increased to $525,000, and he was eligible to receive an incentive bonus each fiscal year in an amount equal to a percentage of his annual base salary for such year established by the Nominating, Governance and Compensation Committee, with the payment of such bonus based on Mr. Cross’s achievement of performance objectives established by our Nominating, Governance and Compensation Committee each fiscal year. For fiscal year 2014, Mr. Cross’s target bonus percentage was 80% of his base salary. In connection with the commencement of his employment, we granted Mr. Cross 200,000 shares of restricted common stock. The restricted common stock vests in one of two ways: (i) on the anniversary date of the issuance if the cumulative total stockholder return for a $100 investment in Alphatec Holdings stock is no less than the cumulative return over such period of $100 invested in the Orthoworld Stock Index over the same time period; and (ii) upon a change of control of us.

In February 2014, the Nominating, Governance and Compensation Committee approved a revision to the vesting schedule for Mr. Cross’s new hire grants. The restricted common stock will vest in one of two ways: (i) on the earliest of August 8, 2014, August 8, 2015, or August 8, 2016 if on such date the cumulative total stockholder return for a $100 investment in Alphatec Holdings stock is no less than the average cumulative return over such period of $100 invested in the peer group companies used for executive compensation purposes over the same time period; and (ii) upon a change of control of us.

In connection with Mr. Cross’s retirement from his position as Chief Executive Officer and the continuation of his service as Chairman of the Board, we and Mr. Cross amended his employment agreement effective May 1, 2014 to reduce his annual compensation to $364,000. The Board approved a further reduction in annual compensation for Mr. Cross for his service as Chairman of the Board to annual cash compensation in the amount of $75,000 and annual equity compensation of $125,000.

James Corbett

In May 2014, we and Alphatec Spine entered into an employment agreement with James Corbett, pursuant to which Mr. Corbett agreed to serve as our President and Chief Executive Officer. Pursuant to the agreement, Mr. Corbett receives an initial annual base salary of $530,000, and he is eligible to receive an incentive bonus each fiscal year in an amount equal to a percentage of his annual base salary for such year established by the Nominating, Governance and Compensation Committee, with the payment of such bonus based on Mr. Corbett’s achievement of performance objectives established by our Nominating, Governance and Compensation Committee each fiscal year. For fiscal year 2014, Mr. Corbett’s target bonus percentage was 80% of his base salary, and it remains at such percentage. In connection with the commencement of his employment, we granted Mr. Corbett options to purchase 500,000 shares of our common stock. 250,000 of these options will vest over a four-year period, with 25% of such options vesting on the anniversary of the grant date, and the remaining 75% vesting in 12 tranches each three month period thereafter. 250,000 of these options will vest over a four-year period, with 25% vesting on each anniversary grant date, provided that the stock performance metric has been achieved. We also granted 250,000 shares of restricted common stock. These shares of restricted common stock were forfeited by Mr. Corbett in July 2014 in exchange for the issuance of 250,000 PSUs under the 2014 LTI.

Michael O’Neill

In October 2010, we and Alphatec Spine entered into an employment agreement with Michael O’Neill, pursuant to which Mr. O’Neill agreed to serve as our Chief Financial Officer, Vice President and Treasurer. Pursuant to the agreement, Mr. O’Neill received an initial annual base salary of $325,000 which has been increased to $335,000, and he is eligible to receive incentive bonuses based on our and Mr. O’Neill’s achievement of annual performance objectives established by our Nominating, Governance and Compensation Committee at the beginning of each fiscal year. For fiscal year 2014, Mr. O’Neill’s target bonus percentage was 60% of his base salary, and it remains at such percentage for 2015. In connection with the commencement of his employment, we granted Mr. O’Neill options to purchase up to 200,000 shares of our common stock (of which 100,000 shares were voided and subsequently reissued), and paid him a $25,000 signing bonus. The options vest over four years, with 25% of such option vesting on the anniversary of the grant date, and the remaining 75% vesting in 12 tranches every three months thereafter. In connection with the commencement of his employment, we also granted Mr. O’Neill 100,000 shares of restricted common stock. The restricted common stock vests annually in four equal tranches over four years.

Michael Plunkett

In January 2014, we and Alphatec Spine entered into an employment agreement with Michael Plunkett, pursuant to which Mr. Plunkett agreed to serve as our Chief Operating Officer. Pursuant to the agreement, Mr. Plunkett received an initial annual base salary of $325,000 which has not been increased to date, and he is eligible to receive incentive bonuses based on our and Mr. Plunkett’s achievement of annual performance objectives established by our Nominating, Governance and Compensation Committee at the beginning of each fiscal year. For fiscal year 2014, Mr. Plunkett’s target bonus percentage was 60% of his base salary, and it remains at such percentage for 2015. In connection with his promotion to the position of Chief Operating Officer, we granted Mr. Plunkett stock options to purchase up to 25,000 shares of our common stock. The options vest over four years, with 25% of such option vesting on the anniversary of the grant date, and the remaining 75% vesting in 12 tranches every three months thereafter. In addition, in connection with such promotion, we also granted Mr. Plunkett 75,000 shares of restricted common stock. The restricted common stock vests annually in four equal tranches over four years.

Ebun Garner, Esq.

In July 2006, we and Alphatec Spine entered into an employment agreement with Ebun Garner, pursuant to which Mr. Garner agreed to serve as our General Counsel, Vice President Compliance. Pursuant to the agreement, Mr. Garner received an initial annual base salary of $215,000 which has been increased to date to $280,000, and he is eligible to receive incentive bonuses based on our and Mr. Garner’s achievement of annual performance objectives established by our Nominating, Governance and Compensation Committee at the beginning of each fiscal year. For fiscal year 2014, Mr. Garner’s target bonus percentage was 60% of his base salary, and it remains at such percentage for 2015. In connection with the commencement of his employment, we granted Mr. Garner 10,000 shares of restricted common stock.

Stephen Lubischer

In July 2006, we and Alphatec Spine entered into an employment agreement with Stephen Lubischer, pursuant to which Mr. Lubischer agreed to serve as our Regional Vice President Surgeon Relations and Sales. Pursuant to the agreement, Mr. Lubischer received an initial annual base salary of $275,000 which has been increased to date to $290,000, and he is eligible to receive incentive bonuses based on our and Mr. Lubischer’s achievement of annual performance objectives established by our Nominating, Governance and Compensation Committee at the beginning of each fiscal year. For fiscal year 2014, Mr. Lubischer’s target bonus percentage was 50% of his base salary, and it remains at such percentage for 2015. In connection with the commencement of his employment, we granted Mr. Lubischer 12,000 shares of restricted common stock.

Equity Awards

All option awards granted to our Named Executive Officers in 2014 were granted pursuant to our 2005 Stock Plan with an exercise price equal to the closing price of our common stock on the date of grant.

Pursuant to our restricted stock agreements and stock option agreements with our executive officers, including our named executive officers, in the event of a change in control, as defined in the 2005 Stock Plan and described below, the vesting of outstanding restricted stock grants and stock option awards held by our executive officers will accelerate in connection with a change in control, without regard to whether the executive officer terminates employment in connection with or following the change in control.

Generally, a “change in control” shall occur on the date that: (i) any one person, entity or group acquires ownership of capital stock of us, together with our capital stock already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of our capital stock; provided, however, if any one person, entity or group is considered to own more than 50% of the total fair market value or total voting power of our capital stock, the acquisition of additional capital stock by the same person, entity or group shall not be deemed to be a change of control; (ii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) any one person, entity or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person, entity or group) assets from us that have a total gross fair market value at least equal to 80% of the total gross fair market value of all of the assets of us immediately prior to such acquisition or acquisitions.

2014 Cash Bonuses

See the description of the 2014 Cash Bonus in the Compensation Discussion and Analysis set forth in this proxy statement.

In 2014, base salary and bonus payments for each of Messrs. Corbett, Cross, O’Neill, Garner and Lubischer represented 44%, 98%, 77%, 74%, and 80%, of their total compensation, respectively.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth information regarding grants of stock options and unvested stock awards that were outstanding and held by our Named Executive Officers as of December 31, 2014

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Leslie Cross	8/8/13	—	—	—	—	62,500		88,125
	7/27/11	—	—	—	—	34,965		49,301
	2/26/12	—	—	—	—	200,000	(4)	282,000
	8/8/13	58,593	128,907	2.04	8/8/23	—		—
	6/21/13	246,418	153,582	2.05	6/21/23	—		—
	6/21/13	87,500	112,500	2.01	6/21/23	—		—
	1/4/13	57,595	142,405	1.72	1/4/23	—		—
	3/25/11	25,000	—	2.62	3/25/21	—		—

James Corbett	07/30/14	—	—	—	—	—		—	250,000	355,000
	05/01/14	—	500,000	1.36	05/01/24	—		—

Michael O’Neill	7/30/14	—	—	—	—	—		—	60,000	85,200
	8/8/13	—	—	—	—	18,750	(4)	26,438
	7/30/14	—	90,000	1.42	07/30/24	—		—
	8/8/13	17,578	38,672	2.04	8/8/23	—		—
	6/10/13	100,000	—	2.23	6/10/23	—		—
	1/4/13	54,687	70,313	1.72	1/4/23	—		—
	12/19/12	16,751	8,249	2.05	12/19/22	—		—
	10/11/10	100,000	—	2.23	10/11/20	—		—

Michael Plunkett	7/30/14	—	—	—	—	—		—	60,000	85,200
	01/08/14	—	—	—	—	75,000		105,750
	08/08/13	—	—	—	—	10,000	(4)	14,100
	3/19/12	—	—	—	—	12,500		17,625
	7/30/14	—	90,000	1.42	07/30/24	—		—
	1/8/14	—	25,000	2.01	01/08/24	—		—
	8/8/13	9,375	20,625	2.04	08/08/23	—		—
	1/4/13	28,437	36,563	1.72	01/04/23	—		—
	3/19/12	51,562	23,438	2.17	3/19/22	—		—

Ebun S. Garner, Esq.	7/30/14	—	—	—	—	—		—	60,000	85,200
	8/8/13	—	—	—	—	18,750		26,438
	7/30/14	—	90,000	1.42	7/30/24	—		—
	8/8/13	17,578	38,672	2.04	8/8/23	—		—
	1/4/13	54,687	70,313	1.72	1/4/23	—		—
	12/19/12	69,631	34,294	2.05	12/19/22	—		—
	11/4/10	55,000	—	2.31	11/4/20	—		—
	3/6/09	20,000	—	1.28	3/6/19	—		—

Stephen Lubischer	7/30/14	—	—	—	—	—		—	30,000	42,600
	8/8/13	—	—	—	—	7,500	(4)	10,575
	7/30/14	—	45,000	1.42	7/30/24	—		—
	8/8/13	7,031	15,469	2.04	8/8/23	—		—
	1/4/13	26,250	33,750	1.72	1/4/23	—		—
	12/19/12	81,849	40,311	2.05	12/19/22	—		—
	11/4/10	40,000	—	2.31	11/4/20	—		—

(1)	All option awards granted from and after November 2009, except the options granted on December 19, 2012 in connection with the stock option exchange program, vest over four years, with 25% of such option vesting on the anniversary of the grant date, and the remaining 75% vesting in 12 tranches each three months thereafter. All option awards granted in connection with the option exchange program have a 7 year term with 3 year vesting as follows: one-third of the options granted will vest on the first anniversary of the grant date and the remaining portion of each option will vest in equal quarterly installments over the eight quarters following the first anniversary of the grant date. All option grants have a term of ten years except the options granted under the option exchange program. Option grants that are not exercised 90 days after the end of employment are forfeited.

(2)	All restricted share awards vest annually from the grant date in four equal installments of 25%. All unvested restricted share awards are subject to repurchase rights within 12 months of termination, and in certain instances vested restricted share awards are subject to repurchase within 12 months of termination.

(3)	Amount based on December 31, 2014 closing price of $1.41 per share of our common stock on the NASDAQ Global Select Market.

(4)	These restricted share awards will vest based upon achieving a defined provisions based on our common stock price on certain dates or upon a change of control.

(5)	The PSUs vest based upon the Company’s achievement of certain performance goals as discussed in the Compensation Discussion and Analysis July 1, 2014 through December 31, 2016. The number of PSUs that may vest varies between 0%-200% based on the achievement of such goals.

Option Exercises and Stock Vested in 2014

The following table sets forth information regarding vesting of stock awards held shares by our Named Executive Officers during the fiscal year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James Corbett	—	—	—	—
Leslie Cross	—	—	—	—
Michael O’Neill	—	—	25,000	38,500
Michael Plunkett	—	—	6,250	10,625
Ebun S. Garner, Esq.	—	—	—	—
Stephen Lubischer	—	—	—	—

(1)	The value realized on exercise is calculated by multiplying the number of shares that were exercised on the applicable exercise date by the closing price of our common stock on the NASDAQ Global Select Market on the applicable exercise date less the exercise price.

(2)	The value realized on vesting is calculated by multiplying the number of shares that vested on the applicable vesting date by the closing price of our common stock on the NASDAQ Global Select Market on the applicable vesting date.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

Termination of Employment and Change in Control Arrangements

The employment agreements with our Named Executive Officers provide certain benefits upon the termination of employment without cause. Such benefits are described in detail below.

In the event that Mr. Corbett is terminated (i) without cause or (ii) by Mr. Corbett following certain events, he is entitled to receive as severance compensation equivalent to the annual target cash compensation (annual base salary plus 100% of the target bonus amount) then in effect over a period of nine months, or the Corbett Severance Period. For nine months Mr. Corbett will receive reimbursement for the continuation of his health and dental insurance coverage pursuant to COBRA. Previously granted stock options and restricted stock which is scheduled to vest during the Corbett Severance Period will vest. Mr. Corbett will have 90 days after the end of the Corbett Severance Period to exercise any and all vested options. In the event that Mr. Corbett’s employment is terminated within 180 days following a change of control, we will continue for a period of 12 months to pay Mr. Corbett the annual target cash compensation (base salary plus 100% of the target bonus amount) then in effect.

In the event that Mr. O’Neill is terminated (i) without cause or (ii) by Mr. O’Neill following certain events, he is entitled to receive as severance compensation his base salary for a period of 12 months, and payment of, or reimbursement for the continuation of his health and dental insurance coverage pursuant to COBRA for the period in which he is receiving severance, and a “gross up” related to any taxes incurred in connection with such COBRA payments. In the event that Mr. O’Neill’s employment is terminated due to either his death or disability, we are required to pay Mr. O’Neill (or his estate, as the case may be) an amount equal to Mr. O’Neill’s target bonus for the fiscal year in which such termination occurred (with such amount pro-rated based on the date of termination). In addition, in the event of termination due to death or disability, any unvested stock options and restricted stock awards held by Mr. O’Neill will become fully vested and not subject to forfeiture or repurchase.

In the event that Mr. Plunkett is terminated without cause he is entitled to receive as severance compensation his base salary for a period of nine months and payment of, or reimbursement for the continuation of his health and dental insurance coverage pursuant to COBRA.

In the event that Mr. Garner is terminated without cause he is entitled to receive as severance compensation his base salary for a period of nine months and payment of, or reimbursement for, the continuation of his health and dental insurance coverage pursuant to COBRA.

In the event that Mr. Lubischer is terminated without cause he is entitled to receive as severance compensation his base salary for a period of up to twelve months (with the amount of the severance period determined by us).

Pursuant to our restricted stock agreements, stock option agreements and PSU agreements with our executive officers, including our Named Executive Officers, in the event of a change in control, as defined in the 2005 Stock Plan and described below, the vesting of outstanding restricted stock grants and stock option awards held by our executive officers will accelerate in connection with a change in control, without regard to whether the executive officer terminates employment in connection with or following the change in control. PSU’s vest at 100% of target upon a change of control.

Generally, a “change in control” shall occur on the date that: (i) any one person, entity or group acquires ownership of capital stock of us, together with our capital stock already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of our capital stock; provided, however, if any one person, entity or group is considered to own more than 50% of the total fair market value or total voting power of our capital stock, the acquisition of additional capital stock by the same person, entity or group shall not be deemed to be a change of control; (ii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) any one person, entity or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person, entity or group) assets from us that have a total gross fair market value at least equal to 80% of the total gross fair market value of all of the assets of us immediately prior to such acquisition or acquisitions.

Potential Post-Employment Payments Table

The table below reflects amounts payable by us to the Named Executive Officers (i) assuming their employment was terminated on December 31, 2014, and (ii) assuming a change in control occurred on December 31, 2014.

Name	Voluntary Termination by Executive(1) ($)	For Cause Termination(1) ($)	Involuntary Disability or Death ($)		Termination by the Company Without Cause Prior to a Change in Control ($)		Change in Control(2) ($)
James Corbett	597,363	25,997	25,997		862,866	(4)	377,500
Michael O’Neill	447,292	57,137	369,156	(3)	447,292	(5)	110,959
Michael Plunkett	32,019	32,019	32,019		307,371	(6)	221,918
Ebun Garner, Esq.	50,579	50,579	50,579		274,003	(7)	111,019
Stephen Lubischer	47,754	47,754	47,754		366,661	(8)	52,868
Leslie Cross	N/A	N/A	N/A		N/A		419,128

(1)	Other than with respect to Messrs. Corbett and O’Neill, the only post-employment payments due to Named Executive Officers who voluntarily terminate their employment or are terminated for cause would be accrued earnings and accrued but unused vacation through the termination date. Accrued vacation through termination, whether in connection with a voluntary termination or termination for cause, must be paid in accordance with California law. Each of Messrs. Corbett and O’Neill are entitled to a severance payment in the event that certain events occur prior to a termination of employment by the employee.

(2)	Represents the intrinsic value of the unvested stock option and restricted stock awards as of December 31, 2014 that would have been accelerated had a change in control occurred on that date, calculated by multiplying the number of underlying unvested shares by the closing price of our stock on December 31, 2014 ($1.41 per share) and, in the case of stock options, then subtracting the applicable option exercise price. As of December 31, 2014, Mr. Corbett had 250,000 unvested restricted stock awards, Mr. O’Neill had 18,750 unvested restricted stock awards, Mr. Plunkett had 97,500 unvested restricted stock awards, Mr. Garner had 18,750 unvested restricted stock awards and Mr. Lubischer had 7,500 unvested restricted stock awards. As of December 31, 2014, Mr. Corbett had 500,000 unvested stock options, Mr. O’Neill had 267,234 unvested stock options, Mr. Plunkett had 61,875 unvested stock options, Mr. Garner had 293,279 unvested stock options, and Mr. Lubischer had 164,530 unvested stock options.

(3)	Represents the intrinsic value of the unvested stock option and restricted stock awards as of December 31, 2014 that would have been accelerated upon Mr. O’Neill’s termination due to death or disability. As of December 31, 2014, Mr. O’Neill had 18,750 restricted stock awards and 267,234 unvested stock options. Also includes an amount equal to Mr. O’Neill’s target bonus for 2014 and accrued and unused vacation.

(4)	Mr. Corbett’s post-employment compensation would consist of (a) 12 months’ salary totaling $530,000, (b) accrued vacation through termination of $25,997, (c) bonus of $424,000, and (d) healthcare related benefits of $26,264.

(5)	Mr. O’Neill’s post-employment compensation would consist of (a) 12 months’ salary totaling $335,000, (b) healthcare related benefits of $26,264, (c) tax gross ups on healthcare related benefits of $28,891, and (d) accrued and unused vacation of $57,137.

(6)	Mr. Plunkett’s post-employment compensation would consist of (a) nine months’ salary totaling $243,750, (b) healthcare related benefits of $15,049, and (c) accrued and unused vacation of $32,019.

(7)	Mr. Garner’s post-employment compensation would consist of (a) nine months’ salary totaling $210,000, (b) healthcare related benefits of $6,392, and (c) accrued and unused vacation of $50,579.

(8)	Mr. Lubischer’s post-employment compensation would consist of accrued and unused vacation of $47,754.

Nominating, Governance and Compensation Committee Interlocks and Insider Participation.

During fiscal year 2014, the members of the Nominating, Governance and Compensation Committee were Mr. Molson, Mr. O’Neil and Mr. Desai. Mr. Davis was appointed to the Nominating, Governance and Compensation Committee in 2015. No member of the Nominating, Governance and Compensation Committee was at any time during fiscal year 2014 an officer or employee of the Company (or any of its subsidiaries), or was formerly an officer of the Company (or any of its subsidiaries). During fiscal year 2014, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Nominating, Governance and Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Nominating, Governance and Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2014 to each of our directors other than Mr. Cross and Mr. Corbett, whose compensation is included in the Summary Compensation Table and discussed above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Mortimer Berkowitz III(1)	—	—	—	—	—
John H. Foster(1)	—	—	—	—	—
Leslie Cross(4)	—	—	—	—	—
Rohit M. Desai	33,000	45,000	28,538	—	106,538
Luke T. Faulstick	12,500	—	—	—	12,500
James R. Glynn	45,000	45,000	28,538	—	118,538
Siri S. Marshall	33,000	45,000	28,538	—	106,538
R. Ian Molson	61,000	45,000	28,538	—	134,538
Stephen E. O’Neil	33,000	45,000	28,538	—	106,538
Tom C. Davis	2,603	—	—	—	2,603

(1)	Mr. Foster and Mr. Berkowitz were not paid any compensation for their service as a director during 2014 nor did they have any stock awards or options outstanding as of December 31, 2014.

(2)	Represents the grant date fair value of the stock awards granted on July 29, 2014 to certain of our directors computed in accordance with FASB ASC Topic 718, which were the only stock awards granted to these directors in the fiscal year ended December 31, 2014. The assumptions and methodologies used to calculate these amounts are discussed in Notes 2 and 9 in the Notes to Consolidated Financial Statements included in the Form 10-K. See also our discussion under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Stock-Based Compensation” in the Form 10-K.

(3)

Represents the grant date fair value of the stock options granted on July 29, 2014 to certain of our directors computed in accordance with FASB ASC Topic 718, which were the only stock options granted to these directors in the fiscal year ended December 31, 2014. The assumptions and methodologies used to calculate these amounts are discussed in Notes 2 and 9 in the Notes to Consolidated Financial Statements included in the Form 10-K. See also our discussion under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Stock-Based Compensation” in the Form 10-K.

(4)	See Summary Compensation Table for compensation that Mr. Cross was paid as a Director.

In July 2013, the Board approved the following annual compensation program for our independent directors: (i) an annual grant of nonqualified options equivalent in value to $30,000 on the date of grant with three-year vesting; (ii) an annual grant of shares of restricted stock equivalent in value to $45,000 on the date of grant with one-year vesting; (iii) an annual cash retainer of $25,000, which is paid quarterly; (iv) each independent director that serves as a Chairman of a Board of a Committee will receive an annual payment of $20,000, paid quarterly; and (v) each independent director that serves as a member of a Board committee will receive an annual payment of $8,000, paid quarterly.

In connection with such compensation program, in July 2014 each of Messrs. Desai, Glynn, Molson, O’Neil and Ms. Marshall received a grant of 38,625 nonqualified stock options and 33,582 shares of restricted stock.

In July 2014, the Nominating, Governance and Compensation Committee approved the following annual compensation program for a non-employee Chairman of the Board of Directors: (i) an annual grant of nonqualified options equivalent in value to $60,000 on the date of grant with three-year vesting; and (ii) an annual grant of shares of restricted common stock equivalent in value to $65,000 on the date of grant with one-year vesting. As non-employee Chairman, Mr. Cross will not be eligible to receive this grant until the 2015 annual equity grant to the members of the Board.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	7,810,021	(2)	$2.23	3,166,288
Equity compensation plans not approved by security holders	—		—	—

Total	7,810,021	(2)	$2.23	3,166,288

(1)	This plan consists of our Amended and Restated 2005 Employee, Director and Consultant Stock Plan.

(2)	Excludes 807,082 shares of restricted stock awards issued and unvested as of December 31, 2014.

NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE REPORT

The Nominating, Governance and Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Nominating, Governance and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

MEMBERS OF THE NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE

R. Ian Molson (Chairman)

Stephen E. O’Neil

Rohit M. Desai

Tom C. Davis

REPORT OF AUDIT COMMITTEE FOR THE YEAR ENDED DECEMBER 31, 2014

The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of the rules promulgated by the Securities and Exchange Commission and The NASDAQ Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in its charter adopted by the Board, which is available on our website at www.alphatecspine.com. This committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2014, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management and Ernst & Young LLP, our independent registered public accounting firm;

•	Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 16—Communications with Audit Committees; and

•

Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP communications with the Audit Committee and the Audit Committee further discussed with Ernst & Young LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE:

James R. Glynn (Chairman)

Siri S. Marshall

R. Ian Molson

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that 13 reports, in the aggregate, consisting of one initial report of beneficial ownership and 12 reports of changes in beneficial ownership were filed late by each of the following directors and executive officers: Messrs. Asai and Plunkett (each with three reports regarding three transactions); O’Neill and Corbett (each with two reports regarding two transactions), Garner, Bullivant and Davis (each with one report regarding one transaction).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with our Officers, Directors and Principal Stockholders

For the year ended December 31, 2014, we incurred costs of $0.2 million related to reimbursement of travel and administrative expenses to Foster Management Company and HealthpointCapital, LLC. John H. Foster is a significant equity holder of HealthpointCapital, LLC, an affiliate of HealthpointCapital Partners, L.P. and HealthpointCapital Patners II, L.P., which are our principal stockholders. In addition, for the year ended December 31, 2014, we paid less than $0.1 million in connection with the indemnification obligations of our affiliates, Scient’x S.A.S. and Surgiview S.A.S., all of which was related to a litigation matter in which indemnification was provided by us to certain directors of our affiliates that are also our directors.

We have entered into indemnification agreements with all of our directors. The indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

Related Party Transaction Policies

Our officers, directors and affiliates are required to obtain Audit Committee approval in advance for any proposed related party transaction. In addition, all related party transactions of more than $250,000 are to be reviewed by at least two independent directors or the Audit Committee no less than five days before consummation of the proposed related party transaction, or upon agreement if less than five days between agreement and consummation, and the independent directors’ approval or disapproval of the proposed related party transaction are to be fully disclosed in our next annual or quarterly report immediately following the approval or disapproval of the proposed related party transaction. In addition, our code of conduct requires that each director, officer and employee must do everything he or she reasonably can to avoid conflicts of interest or the appearance of conflicts of interest. The code of conduct states that a conflict of interest exists when an individual’s private interest interferes in any way with our interests and sets forth a list of broad categories of the types of transactions that must be reported to our compliance officer. Under the code of conduct, we reserve the right to determine when an actual or potential conflict of interest exists and then to take any action we deem appropriate to prevent the conflict of interest from occurring.

Director Independence

Our Board has determined that the following members of the Board qualify as independent directors under the current independence standards promulgated by the Securities and Exchange Commission and The NASDAQ Stock Market: R. Ian Molson, Stephen E. O’Neil, James R. Glynn, Rohit M. Desai, Siri S. Marshall Tom C. Davis and Donald A. Williams.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

ELECTION OF DIRECTORS

(Notice Item 1)

On April 28, 2015, the Board of Directors nominated Leslie H. Cross, Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil, James R. Glynn, Rohit M. Desai, Siri S. Marshall, James M. Corbett, Tom C. Davis and Donald A. Williams for election at the Annual Meeting. If they are elected, they will serve on our Board of Directors for a term of one year until the 2016 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier death or resignation.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Leslie H. Cross, Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil, James R. Glynn, Rohit M. Desai, Siri S. Marshall, James M. Corbett, Tom C. Davis and Donald A. Williams. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted FOR each nominee at the Annual Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF LESLIE H. CROSS, MORTIMER BERKOWITZ III, JOHN H. FOSTER, R. IAN MOLSON, STEPHEN E. O’NEIL, JAMES R. GLYNN, ROHIT M. DESAI, SIRI S. MARSHALL, JAMES M. CORBETT, TOM C. DAVIS AND DONALD A. WILLIAMS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2015. The Board of Directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2014. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2014 and December 31, 2013, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal Year 2014	Fiscal Year 2013
Audit fees(1)	$1,619,642	$1,218,144
Audit-related fees	—	—
Tax fees(2)	75,796	200,796
All other fees	—	—

Total	$1,695,438	$1,418,940

(1)	Audit fees represent professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services in connection with other regulatory filings.

(2)	Tax fees in 2014 represent professional services performed related to transfer pricing study and Section 382 tax compliance. Tax fees in 2013 represent professional services provided in connection with consulting on compliance with the Medical Device Excise tax and transfer pricing study.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of our independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the review of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

Advisory Vote on Approval of Executive Compensation as Disclosed in this Proxy Statement

(Notice Item 3)

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are seeking your advisory vote of the compensation of our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the sections of this proxy statement titled “Compensation Discussion and Analysis” and “Executive Officer and Director Compensation.” You are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to the named executive officers of Alphatec Holdings, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission including the Compensation Discussion and Analysis, the compensation tables, and the related material disclosed in this proxy statement is hereby APPROVED.”

The compensation of our named executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board of Directors believes, promote the creation of long-term stockholder value and position the Company for long-term success. As described more fully in the “Compensation Discussion and Analysis” section of this proxy statement, the mix of fixed and performance based compensation and the terms of long-term incentive awards, as well as the terms of executives’ employment agreements, are all designed to enable the Company to attract, motivate and retain key executives who are crucial to our long-term success while, at the same time, creating a close relationship between performance and compensation. The Nominating, Governance and Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to our named executive officers under the current program, fulfills this objective.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to approve, on an advisory basis, this resolution. Although the vote is non-binding, the Board of Directors and the Nominating, Governance and Compensation Committee will review the voting results and take them into consideration in connection with their ongoing evaluation of the Company’s compensation program and when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SET FORTH IN THIS PROXY STATEMENT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct that applies to all of our employees, including our Chief Executive Officer, who is our principal executive officer, and our Chief Financial Officer, who is our principal financial officer and principal accounting officer. The text of the code of conduct is posted on our website at www.alphatecspine.com under “Investor Relations—Corporate Governance,” and is available to stockholders without charge, upon request, in writing to the Corporate Secretary, Alphatec Holdings, Inc., at 5818 El Camino Real, Carlsbad, CA 92008. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The NASDAQ Stock Market and the SEC, in which case we intend to post such amendments and waivers on our website at www.alphatecspine.com.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

To be considered for inclusion in the proxy statement relating to our 2016 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 12, 2016, which is 120 days prior to the date that is one year from this year’s mailing date of May 11, 2015. To be considered for presentation at the 2016 Annual Meeting of Stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 26, 2016 and no later than March 27, 2016. Proposals that are not received in a timely manner will not be voted on at the 2016 Annual Meeting. If a proposal is timely received, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008.

Carlsbad, CA

April 30, 2015

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.alphatecspine.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Michael O’Neill, Chief Financial Officer, Vice President and Treasurer, Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008.

APPENDIX A

ALPHATEC HOLDINGS, INC.

5818 EL CAMINO REAL

CARLSBAD, CA 92008

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2015

ALPHATEC HOLDINGS, INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated April 30, 2015, in connection with the annual meeting to be held at our corporate headquarters, which are located at 5818 El Camino Real, Carlsbad, CA 92008 at 2:00 p.m., Pacific Time, on Thursday, June 25, 2015, and hereby appoints Ebun S. Garner, Esq. and Michael O’Neill (each with full power to act alone), as the attorney and proxy of the undersigned, with power of substitution, to vote all shares of the common stock of Alphatec Holdings, Inc. registered in the name provided herein, which the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders, and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS SIGNED AND RETURNED WITHOUT SPECIFIC DIRECTION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR, AND FOR PROPOSALS 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3.

PROPOSAL 1	Election of the following nominees as directors of the Company to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.

Nominees: Leslie H. Cross, Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil, James R. Glynn, Rohit M. Desai, Siri S. Marshall, James M. Corbett, Tom C. Davis and Donald A. Williams

☐       FOR ALL NOMINEES

☐       WITHHELD FOR ALL NOMINEES

☐       FOR ALL NOMINEES, except vote withheld from the following nominee(s) (please list below):

PROPOSAL 2	Ratification of the selection of Ernst & Young, LLP, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 3	Approve, on an advisory basis, the compensation of named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please mark votes as in this example ☒

A-1

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign below. You need not mark any boxes.

Please sign below. When signing as attorney or as an executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized official. If a partnership, please sign in partnership name by authorized person.

Date:
Signature:

KINDLY SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE IF YOU ARE NOT PLANNING TO ATTEND THE ANNUAL MEETING. IF YOU DO ATTEND AND WISH TO VOTE PERSONALLY, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED.

A-2

ALPHATEC HOLDINGS, INC.
ATTN: EBUN S. GARNER
5818 EL CAMINO REAL
CARLSBAD, CA 92008

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Leslie H. Cross
02 Mortimer Berkowitz III
03 John H. Foster
04 R. Ian Molson
05 Stephen E. O'Neil
06 James R. Glynn
07 Rohit M. Desai
08 Siri S. Marshall
09 James M. Corbett
10 Tom C. Davis
11 Donald A. Williams

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	Ratification of the selection of Ernst & Young, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
3	Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

0000249049_1 R1.0.0.51160

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K WRAP is/are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

2015 Annual Meeting of Stockholders – June 25, 2015 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 30, 2015, in connection with the 2015 Annual Meeting of Stockholders to be held at our corporate headquarters, which are located at 5818 El Camino Real, Carlsbad, CA 92008 at 2:00 p.m., Pacific Time, on Thursday, June 25, 2015, and hereby appoints Ebun S. Garner, Esq. and Michael O’Neill, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Alphatec Holdings, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Meeting and at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, AND “FOR” ITEMS 2 AND 3.

(Continued and to be marked, dated and signed, on the other side)